UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 23, 2018

SILVER HILL MINES, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	000-53236	91-1257351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, 10th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

(212) 935-8400

(Registrant’s telephone number, including area code)

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR         240-14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On February 23, 2018, Silver Hill Mines, Inc., a Nevada corporation, (“Silver Hill”) concluded negotiations and is in the process of finalizing and executing the stock purchase agreement (the “Agreement”) with Gerald Kirby and David Kirby of Parkland, Florida, currently the only shareholders of Auto Sails, Inc., (the ”Company”) a Florida corporation. The Company is engaged in the business of buying and selling used vehicles at and to auction houses under the name “Auto Sails” The Company was incorporated December 29th, 1978 and currently has five hundred (500) shares of common stock outstanding. Gerald Kirby is the record owner of Two Hundred Fifty (250) shares and David Kirby is the record owner of Two Hundred Fifty (250) shares. The purchase price of Four Million Dollars ($4,000,000) is to be paid as follows: Twenty Million (20,000,000) shares of Silver Hill Mines Inc. (SLVH) value of $0.10 per share or Two Million Dollars ($2,000,000) issued to Gerald Kirby. Twenty Million (20,000,000) shares of Silver Hill Mines Inc. (SLVH) value of $0.10 per share or Two Million Dollars ($2,000,000) issued to David Kirby. Additionally, Silver Hill Mines, Inc., will enter into an employment agreement with David Kirby to be Auto Sails Chief Executive Officer for two years. Upon mutual written consent of employee and the company, this agreement shall renew and extend for a period of 12 months (each such 12 months being a “Renewal Term”).

The Agreement (attached hereto as Exhibit 10.1 to 10.2 and hereby incorporated by reference) contains customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

Item 2.01 – Completion of Disposition or Acquisition of Assets.

On February 23, 2018, negotiations were concluded and we are in the process of finalizing and executing the stock purchase agreement.  After the closing, there will be 140,042,077 shares of our common stock outstanding.

Item 3.02 – Unregistered Sale of Equity Securities

On February 23, 2018, the Company authorized the issuance of twenty million (20,000,000) common shares to Gerald Kirby at a value of $0.10 per share or $2,000,000 and twenty million (20,000,000) common shares to David Kirby at a value of $0.10 per share or $2,000,000.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

10.1

Stock Purchase Agreement dated (pending), 2018 by and between Silver Hill Mines Inc., Gerald Kirby and David Kirby, to be filed by amendment.

10.2

Employment Agreement dated (pending), 2018 by and between Silver Hill Mines Inc., and David Kirby to be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2018

SILVER HILL MINES, INC.

/s/ George Clair

______________________________

By:  George Clair

Title:  President